Amendment to Subadvisory Agreements

Prudential Investments LLC (PI), AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), and Quantitative Management Associates LLC (Subadviser) hereby agree to amend each of the four subadvisory agreements (including all amendments and supplements thereto) listed below (each, an Agreement and together, the Agreements) by permitting Subadviser to perform Management Services (as defined in the Agreements) for each portfolio listed below and by modifying the level of subadvisory fees paid by PI and AST to Subadviser under each such Agreement as set forth in Schedule A to this Amendment. The revised Schedule A attached hereto shall be effective as of November 24, 2008.

The Agreements affected by this Amendment consist of the following:

1. Subadvisory Agreement, dated as of July 16, 2008, as amended and supplemented to date, by and among AST, PI, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Aggressive Asset Allocation Portfolio of Advanced Series Trust; and

2. Subadvisory Agreement, dated as of July 16, 2008, as amended and supplemented to date, by and among AST, PI, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Capital Growth Asset Allocation Portfolio of Advanced Series Trust; and

3. Subadvisory Agreement, dated as of July 16, 2008, as amended and supplemented to date, by and among AST, PI, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Balanced Asset Allocation Portfolio of Advanced Series Trust; and

4. Subadvisory Agreement, dated as of July 16, 2008, as amended and supplemented to date, by and among AST, PI, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Preservation Asset Allocation Portfolio of Advanced Series Trust.

PI, AST, and Subadviser further agree that the revised Schedule A attached hereto supersedes and replaces all other fee agreements or arrangements, whether written or oral, that may be applicable to the Agreements. Capitalized terms used in the revised Schedule A attached hereto and not defined therein shall have the meanings given to them in the Agreements.

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IN WITNESS HEREOF, the PI, AST, and the Subadviser have duly executed this Amendment as of the date and year first written above.

PI

PRUDENTIAL INVESTMENTS LLC

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

AST

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: President

SUBADVISER

QUANTITATIVE MANAGEMENT

ASSOCIATES LLC

By: /s/ Scott Hayward

Name: Scott Hayward

Title: CEO

Effective Date: November 24, 2008.

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SCHEDULE A TO SUBADVISORY AGREEMENTS

ADVANCED SERIES TRUST

AST Aggressive Asset Allocation Portfolio
AST Capital Growth Asset Allocation Portfolio
AST Balanced Asset Allocation Portfolio
AST Preservation Asset Allocation Portfolio

Management Services. As compensation for Management Services provided by a Subadviser, the Co- Managers will pay the Subadviser an advisory fee on the net asset value of the Allocated Assets managed by the Subadviser that is equal, on an annualized basis, to the following:

Subadviser Name                                                                        Advisory Fee

Quantitative Management Associates LLC           0.15% of average daily net assets of the Allocated Assets

Additional Services. As compensation for the Additional Services provided by a Subadviser, the Co- Managers will pay the Subadviser an advisory fee on the net asset value of the portfolio to which the Additional Services relate that is equal, on an annualized basis, to the following:

Subadviser Name                                                                           Advisory Fee

Quantitative Management Associates LLC             0.04% of average daily net assets of the Portfolio

Initially Dated as of July 16, 2008.
Revised as of November 24, 2008.

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